Exhibit 10.2

ADDENDUM TO THE

INVENTORY MANAGEMENT AND PRODUCT PURCHASE AGREEMENT

(PRICE LIST REVISIONS)

This Addendum, dated March 30, 2009 (the “Effective Date”), is being made to the Inventory Management and Product Purchase Agreement dated May 17, 2002 (VMware Contract #1322) (the “Agreement”) by and between Ingram Micro Inc. (“Ingram”) and VMware, Inc. (“VMware”).

This Addendum shall become part of and subject to the terms and conditions of the Agreement which, except as modified herein, remains unchanged and in full force and effect. In the event of any conflict between the terms of this Addendum and the Agreement, the terms of this Addendum shall govern. All terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

WHEREAS, the parties agree to amend the Agreement by a mutual written agreement as noted herein;

NOW, THEREFORE, in consideration of the foregoing recitals, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the undersigned parties agree as follows:

PRICE LIST REVISIONS. The parties hereby remove and replace in its entirety Section 6.4 of the Distribution Agreement, which is incorporated by reference into the Agreement with the following language. Attachment II and all references thereto are deleted.

6.4	Ingram’s purchase price of each Product shall be stated in the then-current price list provided by VMware. VMware may revise the price list upon thirty (30) days prior written notice to Ingram. Any revision will apply to orders accepted by VMware upon thirty (30) days after the Effective Date of the revision. Ingram’s Product resale price shall be solely within its discretion.

(a)	VMware may change the terms or form of the price list, including, but not limited to: (1) pricing, including offering applicable localized pricing; (2) offering pricing in local currencies; and (3) titling or naming of the price list (for example, Professional Distributor Price List to Enterprise Distributor Price List). Notwithstanding the forgoing, the price list shall not supersede Sections 11 or 12 of the Distribution Agreement.

(b)	Ship-To Pricing. The price list for Ingram may include pricing terms that are contingent on specific countries or regions where Products are shipped, as those countries or regions are defined within said price list (“Ship-To Pricing”). If Ship-To Pricing is provided, Ingram’s applicable pricing from VMware on the price list shall be determined by the ship-to address of the third party reseller purchasing Products from Ingram.

By execution hereof, the signers certify they have read and agree to be bound by this Addendum and are duly authorized to execute this Addendum on behalf of the parties.

INGRAM MICRO INC.		VMWARE, INC.

By:	/s/ Jodi Honore	By:	/s/ Jennifer A. Parks
Name:	Jodi Honore	Name:	Jennifer A. Parks
Title:	VP, Vendor Management	Title:	Sr. Corporate Counsel
Date:	March 27, 2009	Date:	March 30, 2009